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                               CONSENT OF COUNSEL

                              AIM TAX-EXEMPT FUNDS

     We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for
(i) the Class A, Class A3, Class B, Class C and Investor Class shares, as applicable, of AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund and AIM High Income Municipal Fund, and (ii) the institutional class of AIM Tax-Free Intermediate Fund and AIM High Income Municipal Fund which are included in Post-Effective Amendment No. 23 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66242), and Amendment No. 24 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7890), on Form N-1A of AIM Tax-Exempt Funds.


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
July 23, 2007